UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 1, 2006 (May 25, 2006)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: 214-981-5000
Not applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 of this report on Form 8-K is hereby incorporated in this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under this Item 2.03 relates to a credit facility that may give rise to direct financial obligations of Centex Corporation (the “Company”).
     On July 1, 2005, the Company, as borrower, entered into a $1,500,000,000 unsecured, committed revolving credit facility (the “Credit Facility”) with Bank of America, N.A., as administrative agent, and certain financial institutions, as lenders. The Credit Facility provided for borrowings by the Company, and the issuance of letters of credit for the account of the Company and its subsidiaries, on a revolving basis up to an aggregate of $1,500,000,000 at any one time outstanding. This maximum facility amount could, at the Company’s request and subject to the terms and conditions of the facility, be increased up to $2,250,000,000. The stated amount of outstanding letters of credit under the Credit Facility could not exceed a total of $500,000,000, or such greater amount requested by the Company, not to exceed 50% of the maximum facility amount.
     On May 25, 2006, the Credit Facility was amended to, among other things, increase both the maximum facility amount and the letter of credit subfacility limit. The Credit Facility, as amended (the “Amended Credit Facility”), now provides for borrowings by the Company, and the issuance of letters of credit for the account of the Company and its subsidiaries, on a revolving basis up to an aggregate of $2,025,000,000 at any one time outstanding, which maximum facility amount may, at the Company’s request and subject to the terms and conditions of the facility, be increased up to $2,750,000,000. The stated amount of outstanding letters of credit under the Amended Credit Facility now may not exceed a total of $775,000,000, or such greater amount, not to exceed 50% of the maximum facility amount, as the Company may request.
     The Company may borrow or obtain letters of credit under the Amended Credit Facility for general corporate purposes or needs. Subject to the terms and conditions thereof, the Company may borrow or obtain letters of credit under the Amended Credit Facility until the final maturity date, which will occur on July 1, 2010. The Amended Credit Facility provides liquidity support for the Company’s commercial paper program, the program size of which was increased from $900,000,000 to $1,250,000,000 effective as of May 25, 2006. No borrowings have been made under the Amended Credit Facility. The Company utilizes the Amended Credit Facility to obtain letters of credit for it and its subsidiaries.
     Any borrowings under the Amended Credit Facility will bear interest at a fluctuating rate equal to, at the Company’s option, either (a) an adjusted eurodollar rate (based on the British Bankers Association LIBOR rate for a term equivalent to the interest period for such borrowing) plus a margin (a “eurodollar borrowing”) or (b) a prime rate (defined as the higher of (i) the federal funds rate plus a margin or (ii) Bank of America, N.A.’s prime rate) plus a margin (a “prime rate borrowing”). Accrued interest on eurodollar borrowings will be payable at the end of the interest period selected by the Company for the borrowing, which interest period may be one, two, three or six months, provided that, for eurodollar borrowings having an interest period of six months, accrued interest will be payable three months after the beginning of the interest period and at the expiration of the interest period. Accrued interest on prime rate borrowings will be payable at the end of each calendar quarter. The principal amount of any borrowings is due and payable on the Amended Credit Facility’s final maturity date, unless payment of such amount is accelerated as described below.

     The Amended Credit Facility contains various affirmative, negative and financial covenants customary for financings of this type. The negative covenants include certain limitations on transactions with affiliates, the creation of liens, sales of assets, changes in business and mergers applicable to the Company and certain of its subsidiaries. The financial covenants include (i) a leverage ratio requirement, (ii) an interest coverage ratio requirement and (iii) a minimum tangible net worth requirement.
     In addition, the Amended Credit Facility contains events of default customary for financings of this type. These events of default include (i) the failure to pay any principal or interest when due, (ii) a default in the observation or performance of certain obligations under the Amended Credit Facility, (iii) a representation or warranty made in the Amended Credit Facility proving to be inaccurate in any material respect when made, (iv) cross defaults to certain obligations of the Company and certain of its subsidiaries, (v) the occurrence of insolvency or receivership events, (vi) the seeking of debtor relief, (vii) a change in control of the Company and (viii) certain failures to comply with ERISA. A change in control of the Company means (i) any person becoming the beneficial owner, directly or indirectly, of 50% or more of the voting securities of the Company (on a fully diluted basis) or (ii) during any twelve-month period, a majority of the members of the board of directors of the Company ceases to be composed of continuing directors (as specified in the Amended Credit Facility).
     Upon the occurrence of specified events of default, the commitments of the lenders under the Amended Credit Facility will automatically terminate, and the borrowings and all other amounts owing under the Amended Credit Facility will automatically become due and payable. In all other events of default, the administrative agent may, and must if so instructed by lenders collectively holding more than 50% of the total commitments of all lenders, (i) cancel all of the commitments and/or (ii) declare that all borrowings and other amounts owing under the Amended Credit Facility are immediately due and payable.
     The foregoing summary is qualified in its entirety by reference to the Credit Agreement dated July 1, 2005 and the First Amendment to Credit Agreement dated May 25, 2006, which govern the Amended Credit Facility. Copies of the Credit Agreement and the First Amendment to Credit Agreement are filed as exhibits to this report on Form 8-K and incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
10.1	Credit Agreement, dated July 1, 2005, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein, filed as Exhibit 10.1 to Centex Corporation’s Current Report on Form 8-K dated July 1, 2005 and incorporated by reference herein.
10.2	First Amendment to Credit Agreement, dated May 25, 2006, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein, filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: June 1, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated July 1, 2005, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein, filed as Exhibit 10.1 to Centex Corporation’s Current Report on Form 8-K dated July 1, 2005 and incorporated by reference herein.
10.2	First Amendment to Credit Agreement, dated May 25, 2006, among Centex Corporation, Bank of America, N.A., as Administrative Agent, and the lenders named therein, filed herewith.